THIRD AMENDMENT TO
                          THE GREAT TRAIN STORE COMPANY
                        1994 INCENTIVE COMPENSATION PLAN



         WHEREAS, The Great Train Store Company (the "Company") has heretofore adopted, and subsequently amended, The Great Train Store Company 1994 Incentive Compensation Plan (the "Plan"), under which Plan an aggregate of 460,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock") may be awarded subject to forfeiture or may be issued upon the exercise of incentive and nonqualified stock options granted pursuant to and in accordance with the terms of the Plan;

         WHEREAS, the Company has heretofore granted options to eligible individuals under the Plan to purchase 153,700 shares of Common Stock issuable under the Plan; and

         WHEREAS, in order to provide additional incentive to certain persons engaged by the Company to promote the long-term interests of the company, the Board of Directors of the Company has authorized the amendment of the Plan to extend the description of those persons eligible to receive awards under the Plan to include consultants, advisors and other persons who renders similar services to the Company on a regular basis;

         NOW, THEREFORE, the Plan be and hereby is amended as follows:

         A. Article I of the Plan is hereby deleted in its entirety, and the following substituted in lieu thereof to constitute said Article I from and after the effectiveness of this Amendment:

                             I. Purpose of the Plan

         The Great Train Store Company 1994 Incentive Compensation Plan (the "Plan") is intended to provide a means whereby certain key employees, consultants, advisors and other persons who render similar services to The Great Train Store Company, a Delaware corporation (the "Company") on a regular basis, may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and its subsidiaries, and to encourage them to remain with and devote their best efforts to the business of the Company and its subsidiaries, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to eligible participants awards ("Awards") in the form of stock options ("Options") with respect to shares of the Company's common stock, par value $0.01 per share (the "Stock") and in the form of shares of Stock which are subject to certain restrictions and possible forfeiture ("Restricted Stock"). Options may either be nonqualified stock options ("Nonqualified Options") or options ("Incentive Stock Options") which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


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Notwithstanding  the foregoing,  participants  who are not also key employees of the Company shall not be entitled to receive awards in the form of Incentive Stock Options or Restricted Stock.

         B. The  reference  in the  first  sentence  of the first  paragraph  of
Article II of the Plan to "disinterested persons" is hereby deleted in its entirety, and the term "non-employee director" as defined in paragraph (b)(3)(i) of Rule 16b-3 is substituted in lieu thereof from and after the effectiveness of this Amendment.

         C. The fourth paragraph of Article II of the Plan is hereby deleted in its entirety, and the following substituted in lieu thereof to constitute said paragraph from and after the effectiveness of this Amendment:

         Only key employees, consultants, advisors and other persons who render similar services to the Company and its subsidiaries shall be eligible to receive Awards under the Plan. In granting Awards to a participant, the Committee shall take into consideration the contribution the participant has made or may make to the success of the Company or its subsidiaries and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its subsidiaries with regard to these matters. In no event shall any participant or his or her legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine.

         D. Paragraph G. of Article IV of the Plan is hereby modified to include the following phrase immediately before the first sentence of said paragraph:

         "If the participant is an employee of the Company and...."

         E. All references to "employee" in Articles VII, XI and XIII, shall be and hereby are deleted and the term "participant" substituted in lieu thereof.

         IN WITNESS WHEREOF, this Amendment is dated as of the 22th day of August, 1996.



                                     By: /s/ James H. Levi
                                        James H. Levi
                                        Chairman of the Board, President
                                        and Chief Executive Officer